Mid-Wisconsin Financial Services, Inc.

____________________________

Notice of 2012 Annual Meeting of Shareholders

Proxy Statement

2011 Form 10-K Annual Report

Mid-Wisconsin Financial Services, Inc.

132 West State Street

Medford, Wisconsin 54451

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 24, 2012

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The annual meeting of shareholders of Mid-Wisconsin Financial Services, Inc. (the “Company”) will be held at the Simek Recreational Center, 1037 West Broadway Avenue, Medford, Wisconsin, on Tuesday, April 24, 2012, at 5:00 p.m., local time.  Registration will begin at 4:30 p.m. to allow the meeting to begin promptly at 5:00 p.m.  The following proposals will be presented to the shareholders at the annual meeting:

1.

the election of one Class II director for a term that will expire at the annual meeting of shareholders to be held in 2015;

2.

the election of one Class III director for a term to expire at the annual meeting of shareholders to be held in 2013;

3.

approval, in a nonbinding advisory vote, of the compensation of certain of our executive officers;

4.

ratification of the appointment of Wipfli LLP as our independent registered public accounting firm for the year ending December 31, 2012; and

5.

any other business that properly comes before the meeting.

Only shareholders of record on our books at the close of business on March 14, 2012, the record date for the annual meeting, will be entitled to vote at the annual meeting.  In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit us to further solicit proxies.

Whether or not you plan to attend the annual meeting in person, please take the time to vote your shares.  For information on how to vote your shares, please refer to the instructions on the enclosed proxy card or review the section titled “Proxies and Voting Procedures—How to Vote Your Shares,” which begins on page 3 of the enclosed proxy statement.

March 21, 2012

By order of the Board of Directors

Dr. Kim A. Gowey

Chairman of the Board

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A proxy card and postage prepaid envelope are enclosed.

Mid-Wisconsin Financial Services, Inc.

132 West State Street

Medford, Wisconsin 54451

________________________________

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 24, 2012

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Solicitation of Proxies

We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of Mid-Wisconsin Financial Services, Inc. (the “Company”) for use at the 2012 annual meeting of shareholders, including any adjournment thereof.  The annual meeting will be held at 5:00 p.m., local time, at the Simek Recreational Center, 1037 West Broadway Avenue, Medford, Wisconsin, on April 24, 2012.  Registration will begin at 4:30 p.m. to allow the meeting to begin promptly at 5:00 p.m.

A copy of our annual report for the year ended December 31, 2011, which includes audited financial statements, is enclosed. This proxy statement was first mailed to shareholders on or about March 21, 2012.

Proxies and Voting Procedures

General

You are receiving a proxy statement and proxy card from us because on March 14, 2012, the record date for the annual meeting, you owned shares of the Company’s common stock.  This proxy statement describes the matters that will be presented for consideration by the shareholders at the annual meeting.  It also gives you information concerning the matters to assist you in making an informed decision.

When you sign the enclosed proxy card or otherwise vote pursuant to the instructions set forth on the proxy card, you appoint the proxy holder as your representative at the meeting.  The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting.  Even if you plan to attend the meeting, we ask that you instruct the proxies how to vote your shares in advance of the meeting just in case your plans change.

If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

Matters to Be Voted On

You are being asked to vote on: (i) the election of one Class II director of the Company for a term expiring in 2015; (ii) the election of one Class III director of the Company for a term expiring in 2013; (iii) a nonbinding advisory proposal on the compensation of certain of our executive officers, or a “say-on-pay” proposal; and (iv) the ratification of the appointment of Wipfli LLP as our independent registered public accounting firm for the year ending December 31, 2012.  These matters are more fully described in this proxy statement.

Your Vote

Your vote is important.  Whether or not you plan to attend the annual meeting, please sign, date, and return the enclosed proxy promptly in order to be sure that your shares are voted.  You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of the Company at our principal office in Medford, Wisconsin, by filing another duly executed proxy bearing a later date with the Secretary, or by giving oral notice at the annual meeting.

All shares represented by your properly completed proxy, if it has been submitted to the Company prior to the meeting and has not been revoked, will be voted in accordance with your instructions.  If you sign and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted “FOR” each director nominee named in this proxy statement, “FOR” the say-on-pay proposal and “FOR” the ratification of the appointment of our auditors.

If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies in the form of proxy furnished to you by the Board will have discretion to vote on those matters according to their best judgment to the same extent as you would be entitled to vote.

Shareholders Entitled to Vote

Holders of our common stock at the close of business on March 14, 2012, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting.  Each share is entitled to one vote on each proposal properly brought before the annual meeting.  Votes cast by proxy or in person at the annual meeting will be tabulated by an inspector of elections appointed by the Board.  As of March 14, 2012, there were 1,657,119 shares of common stock outstanding.

Quorum, Required Vote, and Related Matters

Quorum.  In order to hold the meeting and conduct business, a quorum must be present.  A quorum is present if a majority of the votes entitled to be cast on a proposal are represented at the annual meeting in person or by proxy.  Abstentions and broker nonvotes (as described below) will be considered present and count toward the determination of a quorum.  On March 14, 2012, the record date for the meeting, there were 1,657,119 shares of common stock issued and outstanding.  Therefore at least 828,560 shares need to be present at the annual meeting to constitute a quorum.

“Street Name” Accounts.  If you hold shares in “street name” with a broker, bank, or other fiduciary, you will receive voting instructions from the holder of record of your shares.  Under the rules of various national and regional securities exchanges, brokers, banks and other fiduciaries may generally vote your shares on routine matters, such as the ratification of an independent registered public accounting firm, even if you provide no instructions, but may not vote on nonroutine matters, such as the election of directors, unless you provide voting instructions.  Shares for which a broker does not have the authority to vote are recorded as a “broker nonvote,” are not counted in the vote by shareholders (but will count for purposes of a quorum) and will not affect the outcome of any of the matters to be voted on at the annual meeting.  Both the election of directors and the say-on-pay proposal are considered nonroutine matters.  We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting.  You should do this by carefully following the instructions your broker gives you concerning its procedures.

Proposals No. 1 and 2—Election of Directors.  Directors are elected by a plurality of the votes cast at the annual meeting.  For this purpose, a “plurality” means that the individual receiving the largest number of votes in each class of directors standing for election will be elected as a director in such class.  You may vote in favor of the nominee for each class specified on the accompanying form of proxy or may withhold your vote as to one or more of such nominees.  Abstentions and broker nonvotes will have no effect on the election of directors.

Proposal No. 3—Nonbinding Advisory Resolution to Approve Executive Compensation.  The say-on-pay proposal will be approved if more shares are voted for the proposal than are voted against the proposal.  Abstentions and broker nonvotes will have no effect on the approval of the resolution.

Proposal No. 4—Ratification of the Appointment of Our Independent Registered Public Accounting Firm.  The appointment of our independent registered public accounting firm will be approved if more shares are voted for the proposal than are voted against the proposal.  Abstentions and broker nonvotes will have no effect on the approval of the resolution.

All Other Proposals.  As of the date of this proxy statement, there are no other proposals to be brought before the annual meeting.  Generally, a proposal other than the election of directors that is brought before the meeting will be approved if the votes cast for the proposal exceed the votes cast against the proposal. Abstentions and broker nonvotes will have no effect on the approval of any such proposals.

How to Vote Your Shares

Shareholders of record (i.e., those who own shares in their own name) can vote by telephone, on the Internet, or by mail as follows:

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Voting by Telephone.  Call the toll-free number listed on the proxy card and follow the instructions.  You will need to have your proxy card with you when you call.

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Voting on the Internet.  Go to www.proxyvote.com and follow the instructions.  You will need to have your proxy card with you when you link to the website.

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Voting by Mail.  Complete, sign, date, and return the enclosed proxy card in the envelope provided.

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Voting at the Annual Meeting.  If you decide to attend the annual meeting and vote in person, you may deposit your proxy card with a representative of the Company at the annual meeting registration desk.  You may also complete a ballot that will be distributed at the meeting.  Whether or not you plan to attend the annual meeting, please submit your proxy promptly in the enclosed envelope or vote telephonically or through the Internet by following the instructions on the proxy card.

“Street name” shareholders (i.e., those who own their shares in the name of a broker, bank, or other fiduciary) should refer to the information you receive from the record holder to see which voting methods are available to you.  Please note, if you are a street name shareholder, and wish to vote in person at the annual meeting, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the annual meeting.

Voting Results

If available, we will announce voting results at the meeting. The voting results will also be disclosed on a Form 8-K that we will file within four business days after the meeting.

Costs of Solicitation

In addition to solicitation by mail, officers, directors, and regular employees of the Company and its subsidiaries may solicit proxies in person or by telephone, facsimile, electronic mail, or other forms of communication.  Expenses in connection with the solicitation of proxies, including the reasonable expenses of brokers, fiduciaries, and other nominees in forwarding proxy material to beneficial owners of our common stock will be borne by the Company.

Proposals No. 1 and 2 – Election of Directors

At the annual meeting, shareholders will be asked to elect Kurt D. Mertens as a Class II director for a term that will expire at the annual meeting of shareholders to be held in 2015, and Sidney C. Sczygelski as a Class III director for a term that will expire at the annual meeting of shareholders to be held in 2013.  Each of the candidates has consented to serve if elected, but in the event one or more of the nominees is not a candidate at the annual meeting, it is the intention of the proxies to vote for such substitute or substitutes as may be designated by the Board.

The information in the table below is furnished with respect to the nominees and all continuing directors.  Included is information regarding each nominee’s and director’s specific experience, qualifications, attributes, and skills that led to their nomination to the Board and any committees on which they may serve.  Unless specified, all current positions listed for a director have been held at least five years, and all directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified.  There are no arrangements or understandings between any of the nominees, directors or executive offices and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions.  No nominee, member of the Board or executive officer is related to any other nominee, member of the Board or executive officer.  No nominee or director has been a director of another “public corporation” (i.e. subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”) or of any investment company within the past five years.

The Board recommends a vote “FOR” the election of each of its nominees for Class II and Class III director.  Unless authority to vote for the nominees is withheld, the shares represented by the proxy card, if executed and returned, will be voted “FOR” the election of the nominees.

Name, Age, Principal	Class and Year	Year First
Occupation or Employment,	in Which Term	Became a
and Other Affiliations*	Will Expire	Director

Nominee for Class II Director

Kurt D. Mertens, 56	Class II	1997
Secretary and Treasurer, Loos Machine Shop, Inc. Mr. Mertens’s qualifications to serve on our Board and the Executive Committee include his business management skills in operating a local equipment manufacturing company and his knowledge of our market area.	2015

Nominee for Class III Director

Sidney C. Sczygelski, 54	Class III	2011
Senior Vice President of Finance/CFO, Aspirus, Inc. and Aspirus Wausau Hospital, Inc. Mr. Sczygelski’s qualifications to serve on our Board include his many years of experience in the financial planning and budgeting, accounting and reporting, treasury management and investments, financing and capital planning, credit and collection and materials management functions in a successful healthcare organization, as well as his knowledge of our market area.	2013

Continuing Directors

Christopher J. Ghidorzi, 34	Class III	2010
Director of Property Development, C.A. Ghidorzi, Inc. and Affiliates (2007 – Present). Previously: Director of Equity Trading, Robert W. Baird & Co. (2001 – 2007). Mr. Ghidorzi’s qualifications to serve on our Board, the Audit Committee and the Executive Committee include his background in the financial services industry, his experience in managing a diversified real estate company, and his knowledge of our market area.	2013

Dr. Kim A. Gowey, 58	Class I	2000
Chairman of the Company and Bank; President and Director, Kim A. Gowey, DDS Ltd. Dr. Gowey’s qualifications to serve on our Board and the Executive Committee include his many years of managing a health care services practice and his knowledge of our market area.	2014

James P. Hager, 60	Class I	2000
General Manager, Harmony Country Cooperatives and Director of Land O’Lakes Inc. Mr. Hager’s qualifications to serve on our Board include his many years of experience in managing a regional cooperative and his knowledge of the local agribusiness market.	2014

Brian B. Hallgren, 51	Class I	2000
Co-Owner, Northern Lites Enterprises, Inc. (June 2011 – Present). Previously: Salesman, FrontLine Building Products (June 2010 – December 2011); Owner of B&B Engineering Corporation (August 1978 – June 2010). Mr. Hallgren’s qualifications to serve on our Board and the Audit Committee include his business management skills in operating a local manufacturing company and his knowledge of our market area.	2014

* Each director of the Company is also a director of our wholly-owned subsidiary, Mid-Wisconsin Bank (the “Bank”).

In addition, the following individuals serve as executive officers of the Company:

Scot G. Thompson, 49, Principal Executive Officer (Company); President (Bank)

Mr. Thompson first joined the Bank in February 2007 and served as the Bank’s Executive Vice President—Commercial & Retail Banking from that time until December 2011, when he was appointed Principal Executive Officer of the Company and President of the Bank.  Prior to joining the Bank, Mr. Thompson had accumulated considerable experience in the financial services industry, serving as District Business Banking Manager at M&I Bank since November 2001, and, prior to that time, as a Business and Agricultural Banker at Wells Fargo Bank since June 1987.

Robert E. Taubenheim, 64, Chief Credit Officer

Mr. Taubenheim joined the Bank as its Chief Credit Officer in November 2009.  Prior to joining the Bank Mr. Taubenheim had served in various capacities, including Senior Vice President, Market President, and Senior Loan Administration Officer, at North Shore Community Bank & Trust Company in Skokie, Illinois.  Prior to that time Mr. Taubenheim had acquired more than 30 years of experience in the financial services industry, serving in various capacities at multiple institutions in the greater Chicago area.

William A. Weiland, 57, Secretary/Treasurer (Company); Executive Vice President (Bank)

Mr. Weiland was originally appointed Secretary and Treasurer of the Company in May 1998, served in various other capacities with the Company since that time, and resumed the role of Secretary and Treasurer in February 2011.

Governance of the Company

Board of Directors

General. Generally, the Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of the Company, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board and through committee membership, which is discussed below. Our directors also discuss business and other matters with key executives and our principal external advisers (legal counsel, auditors and other consultants). All members of our Board of Directors also serve as members of the Bank’s Board of Directors.

There were two departures from, and one addition to, the Board during 2011.  Mr. James F. Melvin resigned from the Board, effective August 1, 2011.  Mr. James F. Warsaw also resigned from the Board, as well as his role as President and CEO of the Company, effective December 1, 2011.  On December 2, 2011, we welcomed Mr. Sid Sczygelski to the Board as a Class III director to fill the vacancy created by Mr. Melvin’s departure, and also appointed Mr. Scot G. Thompson, who had been serving as Executive Vice President – Commercial & Retail Banking of the Bank, as our Principal Executive Officer in light of Mr. Warsaw’s resignation.  Our Board is still assessing whether to fill the vacancy on the Board created by Mr. Warsaw’s resignation or to eliminate the vacancy by reducing the size of the Board.

Number of Directors.  Our Board is composed of six members, divided into three classes, with each class consisting of between one and three directors.  One class of directors is to be elected each year to serve a three-year term, with the term of our Class II director expiring at the 2012 annual meeting.  Any vacancy may be filled by the Board until the next succeeding annual meeting of shareholders.  Consequently, the term of Mr. Sczygelski, who was appointed as a Class III director to fill a vacancy on the Board created by Mr. Melvin’s resignation, is also expiring at the 2012 annual meeting.

Director Independence.  Each of our current directors satisfies the criteria for director independence under the listing standards applicable to companies listed on The NASDAQ Stock Market.  In reaching its determination of director independence, the Board considered all banking relationships described under “Certain Relationships and Related-Party Transactions” below.

Attendance at Board Meetings.  During 2011, our Board met eleven times.  All of the directors attended at least 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which they served that were held during their period of service on the Board in 2011.  Each of our Board members also serves as a director the Bank, and the Bank Board met twelve times during 2011.

Attendance at Annual Meetings.  The Board has an informal policy under which all directors are expected to attend the annual meeting of shareholders.  All directors then in office attended the annual meeting held in 2011.

Certain Relationships and Related-Party Transactions.  While the Company has not adopted any formal policies or procedures for the review, approval, or ratification of transactions that may be required to be reported under the Securities and Exchange Commission’s (“SEC”) disclosure rules relating to related-party transactions, the Board has determined that any proposed transactions involving directors or executive officers of the Company will be reviewed by the entire Board (other than the directors having an interest in the proposed transaction) on a case-by-case basis, taking into consideration: (i) the availability of alternative providers to meet the Company’s requirements; (ii) the amount involved in the proposed transaction; (iii) the interest of the director or executive officer, or their immediate family members, in the transaction; (iv) whether the services or products being proposed are available on terms that are comparable to similar arms-length transactions between unrelated parties; and (v) such other factors as the Board may consider important and appropriate to its determination.

During the year, in the ordinary course of business, our directors and officers and the directors and officers of the Bank, and many of their associates and the other firms for which they serve as directors and officers, conducted banking transactions with the Bank or provided certain services to the Company.  All loans in 2011 to directors and officers and to persons or firms affiliated with such directors and officers were made at substantially the same terms and conditions, including interest rates, as those prevailing at the time for comparable transactions with unrelated persons.  All loans made in 2011 to directors and officers and their affiliates were also subject to substantially the same collateral requirements, did not involve more than normal risk of collectibility, and did not present other unfavorable features as compared to loans made to unrelated persons.  We expect that transactions such as those described above will continue in the future.  Other than the loans discussed in this paragraph, there was no transaction with related parties in 2011 that is required to be disclosed under the rules of the SEC.

Committees and Meetings

Audit Committee.  The Audit Committee is a separately-designated standing committee of the Board as contemplated by of Section 3(a)(58)(A) of the Exchange Act. The Audit Committee has responsibility for, among other things: (i) appointing or replacing the Company’s independent registered public accounting firm; (ii) overseeing the work of the independent registered public accounting firm (including resolution of any disagreements between management and the auditors regarding financial reporting); (iii) reviewing the independent registered public accounting firm’s performance, qualifications and independence; (iv) approving all auditing and permitted non-auditing services to be performed by the independent registered public accounting firm with limited exceptions; (v) reviewing the Company’s financial statements, internal audit function and system of internal controls; (vi) overseeing compliance by the Company with legal and regulatory requirements and with the Company’s Code of Business Conduct and Ethics; and (vii) producing the report required by federal securities regulations for inclusion in the Company’s proxy statement.

Mr. Ghidorzi, Mr. Hallgren, Mr. Melvin (until his departure from the Board) and Mr. Hager (following Mr. Melvin’s departure from the Board), served as members of the Audit Committee in 2011.  In January 2012, Mr. Sczygelski replaced Mr. Hager on the Audit Committee, as Mr. Hager’s appointment to the Committee had been temporary.  Each current member of the Audit Committee is expected to serve throughout 2012 as well.  Each member of the Audit Committee satisfies the criteria for independence under the listing standards applicable to companies listed on The NASDAQ Stock Market.  The Audit Committee held six meetings in 2011.

The SEC has adopted rules which require us to disclose whether one of the members of the Audit Committee qualifies as an “audit committee financial expert,” although we are not required to have such an expert on our Audit Committee.  Based on our review of the SEC rules, the Board does not believe that any member of the Audit Committee can currently be classified as an “audit committee financial expert” at this time.  However, the Board does believe that each Audit Committee member possesses the necessary skills and qualifications to critically analyze the Company’s financial statements and financial reporting process and to perform the other duties required of service on the committee.

Under SEC regulations, an “audit committee financial expert” must have the attributes and experience of a person who has been actively involved in the preparation, auditing, or evaluation of public company financial statements.  While it may be possible to recruit a director having these specific qualifications, our size and geographic location make such a task difficult, and the Board believes that it is more important that directors satisfy the general criteria for serving on the Board that are described elsewhere in this proxy statement, including an understanding of our market area, customer base, and scope of operations.  The Board believes that it is not in our best interests to nominate a director who does not possess these characteristics solely to acquire a director meeting the definition of an “audit committee financial expert” under SEC regulations.

The Audit Committee has the authority under its charter to retain or dismiss the independent auditor and to hire such other experts or legal counsel as it deems appropriate in order to fulfill its duties.  The Audit Committee, and the Board of Directors as a whole, believe that the Committee has access to the financial expertise required to adequately perform its duties under its charter.

The Committee’s duties, responsibilities and functions are further described in its charter, a copy of which is available on our website at www.midwisc.com. See also “Audit Committee Report and Related Matters – Audit Committee Report” for further discussion relating to the Audit Committee.

Compensation Committee.  The functions of a compensation committee are fulfilled by the Board’s Executive Committee and the Executive Committee of the Board of Directors of the Bank, each of which consisted of Dr. Gowey, Mr. Melvin (until his departure from the Board), Mr. Mertens, and Mr. Ghidorzi in 2011 (together, the “Executive Committee”).  The Executive Committee is responsible for the administration of the compensation policies of the Company and the Bank, including matters related to the compensation of our Principal Executive Officer and other executive officers.  Historically the Executive Committee has received the input of the Company’s Chief Executive Officer when carrying out its responsibilities in establishing executive compensation; however, with the resignation of Mr. Warsaw in December 2011, the committee currently fulfills its responsibilities with a reduced level of reliance upon management input.  Each of the current members of the Executive Committee is considered “independent,” as such term is defined by The NASDAQ Stock Market requirements, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code of 1986, and a “non-employee” director under Section 16 of the Exchange Act. The Executive Committee met nine times during 2011.  The Executive Committee does not currently have a written charter. See “Executive Officer Compensation” for further discussion of compensation-related matters.

Nominating Committee.  The functions of a nominating committee are performed by the Board as a whole.  See “Director Nominations and Qualifications” for a description of the nominating process.

Director Nominations and Qualifications

The Board.  The Board believes that it is appropriate for the Board, as a whole, to identify and recommend nominees for directorships rather than using a separate nominating committee.  The basis for the Board’s position rests on the following considerations:

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the nature of our community-based banking business requires directors who can be strong supporters of our business in our market area and the Board, as a whole, is better able to identify and evaluate such persons;

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generally, we have had a high number of independent directors serving on our Board, and currently all members of the Board are independent directors; and

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the Board is relatively small and engages in active discussion of appropriate candidates.

Members of the Board do not take part in the consideration of their own candidacy.

Identification of Candidate and Shareholder Recommendations.  The Board considers candidates recommended by shareholders, Board members, executive officers, employees, or other sources in the same manner.  From time to time, the size of the Board may be adjusted to reflect the number of qualified Board candidates.  Persons considered for nomination will also include incumbents whose term will expire at the next annual meeting.  Procedures by which shareholders may recommend nominees are discussed under “Shareholder Communications with the Board; Nomination and Proposal Procedures” below.  No shareholder nominations for director have been received by the Board for consideration or for inclusion in this proxy statement.

Qualifications.  The Board has adopted certain minimum qualifications for directors, including the requirement that each director is expected to acquire beneficial ownership of a minimum of 1,000 shares of our stock during the director’s first four years in office.  Directors also may not continue to serve beyond the end of the calendar quarter in which they attain age 65.  In addition, certain actions or events are grounds for resignation, including filing for bankruptcy, maintaining a loan that has been classified because of default in its payment or other terms, or a physical or mental condition that renders the director incapable of performing his duties.

In addition to meeting the specific qualifications for director, the Board believes that persons nominated for director should: (i) have had a successful career in business or a profession that demonstrates an ability to understand the economic, financial, operational, and regulatory issues that have an impact on our banking business; (ii) possess a reputation for personal and professional integrity; (iii) be able to exercise independent judgment; and (iv) have a familiarity with our market area and customers.  Incumbent Board members are considered by the Board on the basis of these qualities and also on the basis of their service during their term in office.  While we do not have a separate diversity policy, the Board does consider the diversity of its directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics which may contribute to the Board.

Shareholder Communications with the Board; Nomination and Proposal Procedures

Communicating with the Board.  Shareholders and others may communicate with the Board by writing to the Chairman at the Company’s corporate office, 132 West State Street, Medford, Wisconsin 54451.  Individual directors may also be contacted in writing at the same address.  Mail that prominently contains the words “Shareholder Communication” on the envelope will be forwarded unopened to the director to whom it is addressed.  Mail that is not so marked may be opened for sorting before forwarding to the individual directors to whom it is addressed.  If a complaint or concern involves accounting, internal accounting controls over financial reporting, or auditing matters, the correspondence may be addressed, and will be forwarded, to the Chairman of the Audit Committee.

Nomination and Proposal Procedures. Any shareholder who intends to present nominations for directors or any other proposal at the annual meeting to be held in 2013 must deliver the written proposal to the Secretary of the Company at our office in Medford, Wisconsin:

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not later than November 21, 2012, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Exchange Act; or

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on or after January 24, 2013, but on or before February 25, 2013, if the proposal is submitted pursuant to our bylaws, in which case we are not required to include the proposal in our proxy materials.

Shareholders may present nominations or proposals at the 2013 annual meeting for consideration only if proper notice of the proposal has been given in accordance with one of these requirements and includes the following information:

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as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

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as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

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as to the shareholder giving the notice and the beneficial owner if any, on whose behalf the nomination or proposal is made: (i) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner; and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

Board Leadership Structure

Since incorporating in 1986, we have kept the positions of Chairman of the Board and
Principal Executive Officer (or, as the case may be, Chief Executive Officer) separate.  Currently, Dr. Gowey holds the position of Chairman of the Board, and Mr. Scot Thompson serves as the Company’s Principal Executive Officer.  Dr. Gowey is considered to be “independent” according to The NASDAQ Stock Market’s listing requirements.

While our bylaws do not require our Chairman and Principal Executive Officer or Chief Executive Officer positions to be separate, the Board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance. Separating these positions allows our Principal Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead the Board in its fundamental role of providing advice to, and independent oversight of, management.  In addition, we believe this leadership structure allows the Board to more effectively monitor and evaluate the performance of our Principal Executive Officer.

To further enhance the role of the independent directors on our Board, when there are directors who do not qualify as independent serving, the Board’s independent directors regularly have had the opportunity to meet without such non-independent directors in attendance.  Dr. Gowey presides over these sessions.  Currently all members of our Board qualify as independent directors under the listing standards of The NASDAQ Stock Market.

Board Oversight of Risk

Although management is most involved in the day-to-day management of risks facing the Company or the Bank, the Board also plays an important role in risk oversight.  The Company’s risk management systems, including our internal and external auditing procedures, internal controls over financial reporting, and contract approval policies, among others, are designed in part to bring the Company’s most material risks to the Board’s attention so that the Board can understand and evaluate how those risks might affect the Company and how management is responding to those risks.  The Board also works with and supports management in promoting a corporate culture that understands the importance of enterprise-wide risk management and incorporates it into day-to-day decisions that are made regarding our business.  A high priority is placed on risk-aware and risk-adjusted decision making throughout the Company, and regular efforts are undertaken to assess and analyze the most likely areas of future risk for the Company.

The Audit Committee, in particular, is charged with, among other duties, regularly discussing with management and our independent registered public accounting firms the Company’s major financial risk exposures and the steps management has taken to monitor and control those risk exposures, including the Company’s risk assessment and risk management policies.

A significant element of the Company’s risk involves loans made by the Bank.  The Bank’s Board Loan Committee, which includes three independent members of our Board, recommends, and the Bank’s Board generally adopts, updates to the loan policy on an annual basis.  The Bank’s Board Loan Committee meets at least twice each month (and at other times as necessary) in order to review proposals for loans that exceed certain thresholds or involve other risks.  All of the Bank’s loans are given a risk rating, and problem or delinquent loans are reviewed with the Bank’s Loan Committee on a regular basis.

Another significant element of the Company’s risk involves the risk of interest rate fluctuations and risks involving the liquidity and capital needs required by operations.  The Bank’s Investment Committee includes three members of our Board and monitors interest rate risk, available liquidity and capital resources, investment security transactions, and significant changes in loan and deposit product pricing.  The Investment Committee meets four times each year and it periodically engages an outside independent consultant concerning the management of, and strategy surrounding, these risks.

The members of the Executive Committee discuss and review the key business and other risks we face and the relationship of those risks to certain compensation arrangements.  Such review is intended to comply with the requirements placed on companies, like the Company, that are participants in the U.S. Treasury Department’s Troubled Asset Relief Program, as well as the rules of the Board of Governors of the Federal Reserve System (and other financial institution regulators) and the SEC’s requirement to assess risk related to compensation plans (each as more fully described in the “Executive Officer Compensation” section below).

Finally, we believe that establishing the right “tone at the top” and providing for full and open communication between management and the Board are essential for effective risk management and oversight.  Our executive management meets regularly with our other senior officers to discuss strategy and risks facing the Company.  Senior officers attend many of the Board’s meetings, or, if not in attendance, are available to address any questions or concerns raised by the Board on risk-management-related and any other matters.  Additionally, each of our Board-level committees provides regular reports to the full Board and apprises the Board of our comprehensive risk profile and any areas of concern.

Code of Ethics

We have adopted an ethics policy for all employees and a conflict of interest policy for our directors.  We have also adopted a Code of Compliance and Reporting Requirements for Senior Management and Senior Financial Officers which covers the Principal Executive Officer, Principal Accounting Officer, Chief Credit Officer, and the Secretary and Treasurer. The Code of Compliance and Reporting Requirements for Senior Management and Senior Financial Officers has been posted on the website of the Bank under “Mid-Wisconsin Financial Services – Investor Relations.”  See www.midwisc.com/code-of-ethics.html.   In the event we amend or waive any provision of the Code of Compliance and Reporting Requirements for Senior Management and Senior Financial Officers, we intend to disclose such amendment or waiver at the website address where the Code may also be found.

Beneficial Ownership of Common Stock

Beneficial Owners of More than 5% of the Company’s Common Stock

Based on the information available to the Company on the record date, there are no beneficial owners of more than 5% of the outstanding shares of the Company’s common stock.

Ownership of Board and Management

The following table sets forth, based on statements filed with the SEC or otherwise made to us, the amount of common stock that is deemed beneficially owned on the record date by each of our directors and the executive officers named in the Summary Compensation Table under “Executive Officer Compensation.” The amounts indicated include, as applicable, shares subject to options exercisable within 60 days of the record date, shares held by spouses and minor children, and shares held indirectly in trust for the benefit of the directors and/or their spouses, children, or parents.

	Shares of Common	Percent
Name	Stock Beneficially Owned	of Class
Kim A. Gowey, DDS	76,622	4.6%
Christopher J. Ghidorzi	0	*
James P. Hager	2,017	*
Brian B. Hallgren	1,700	*
Kurt D. Mertens	16,928	1.0%
Sidney C. Sczygelski	2,000	*
Robert E. Taubenheim	1,500(1)	*
Scot G. Thompson	3,000(1)	*
William A. Weiland	12,388(1)	*
All directors, nominees, and executive officers as a group (9 persons)	116,155(1)	7.0%

* Less than 1%

(1) Includes options exercisable by Mr. Weiland (7,934 shares), Mr. Thompson (3,000 shares) and Mr. Taubenheim (1,500 shares).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our common stock (“reporting persons”) to file reports of ownership and changes in ownership with the SEC.  Reporting persons are also required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by them with the SEC.  Based solely on our review of the copies of the Section 16(a) forms received by us or upon written representations from certain of these reporting persons as to compliance with the Section 16(a) regulations, we are of the opinion that during the 2011 fiscal year, all filing requirements applicable under Section 16 to the reporting persons were satisfied.

Executive Officer Compensation

Regulatory Impact on Compensation

In order to more fully understand the Executive Committee’s decisions with respect to compensation during 2011, the Committee believes it is beneficial to understand the regulatory context in which these decisions were made.

As a publicly-traded financial institution, which is also a participant in the U.S. Treasury’s Troubled Asset Relief Program (“TARP”), the Company and the Bank must contend with several often overlapping layers of regulations when considering and implementing compensation-related decisions.  These regulations do not set specific parameters within which compensation decisions must be made, but do require the Company and the Executive Committee to be mindful of the risks that often go hand-in-hand with compensation programs designed to incentivize the achievement of better than average performance.  While the regulatory focus on risk assessment has been heightened over the last several years, the incorporation of general concepts of risk assessment into compensation decisions is not a recent development.

During 2011, the Company continued as a participant in TARP.  As a result of its participation in TARP, the Company and certain of its employees have been and will continue to be subject to compensation-related limitations and restrictions for the period that the Company continues to participate in TARP.  The TARP compensation limitations and restrictions include the following:

•

Except in limited circumstances, the Company’s most highly compensated employee (as determined on an annual basis) is prohibited from receiving cash bonus payments during the TARP period.  Mr. Warsaw was subject to this prohibition during 2011.

•

Except in limited circumstances, the Company’s named executive officers and its next five most highly compensated employees (each as determined on an annual basis) are prohibited from receiving any severance payments upon a termination of employment or any payments triggered by the occurrence of a change in control.

•

The Company’s named executive officers and next 20 most highly compensated employees are subject to a “clawback” of incentive compensation if that compensation is based on materially inaccurate financial statements or performance metrics.  Further, no one in this group of employees can receive any tax gross-up payment during the TARP period.

•

The Company is limited to an annual deduction of $500,000 with respect to the compensation paid to each of our named executive officers.

In addition to the foregoing limitations and restrictions, the TARP rules and regulations have required the Executive Committee to undertake a semi-annual risk assessment with respect to certain of the compensation plans, programs and arrangements maintained by the Company, regardless of whether the individual employee(s) covered by the plan, program or arrangement is a named executive officer.  The risk assessments are performed by our Executive Committee.  Our Executive Committee reviews all compensation plans and arrangements to ensure that risks are identified and mitigated.  The intent of these risk assessments is to minimize the opportunity that any employee will be incentivized to take unacceptable risks in order to maximize his or her compensation under such plans and arrangements.

Under its long-standing Interagency Guidelines Establishing Standards for Safety and Soundness, the FDIC has long held that excessive compensation is prohibited as an unsafe and unsound practice.  In describing a framework within which to make a determination as to whether compensation is to be considered excessive, the FDIC has indicated that financial institutions should consider whether aggregate cash amounts paid, or noncash benefits provided, to employees are unreasonable or disproportionate to the services performed by an employee.  The FDIC encourages financial institutions to review an employee's compensation history and to consider internal pay equity, and, as appropriate, to consider benchmarking compensation to peer groups.  Finally, the FDIC provides that such an assessment must be made in light of the institution's overall financial condition.

In the summer of 2010, the various financial institution regulatory agencies worked together to issue additional guidance, Guidance on Sound Incentive Compensation Policies, that was in many respects intended to serve as a compliment to the Safety and Soundness standards.  As its title would imply, the joint agency guidance sets forth a framework for assessing the soundness of incentive compensation plans, programs and arrangements maintained by financial institutions.  The joint agency guidance is more narrow in scope than the Safety and Soundness standards because it applies only to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to the institution.  With respect to those identified individuals, the joint agency guidance is intended to focus the institution's attention on balanced risk-taking incentives, compatibility with effective controls and risk management, and a focus on general principles of strong corporate governance.

Also, once further risk assessment guidelines and procedures, as required under the Dodd-Frank Act, are finalized by the financial institution regulatory agencies and the SEC, the Company expects that it will also be subject to those further guidelines and procedures.  However, initial guidance respecting the Dodd-Frank Act risk assessment guidelines and procedures was issued during 2011.  In large part, that guidance restates the frameworks set forth in the Safety and Soundness standards and joint agency guidance described above.

Finally, in addition to the foregoing, as a publicly-traded corporation, the Company is also subject to the SEC’s rules regarding risk assessment.  Those rules require a publicly-traded company to determine whether any of its existing incentive compensation plans, programs or arrangements creates risks that are reasonably likely to have a material adverse effect on the company.

The Executive Committee believes that a sensible approach to balancing risk-taking and rewarding reasonable, but not necessarily easily attainable, goals has always been a component of its overall assessment of the compensation plans, programs and arrangements it has put in place for the Company’s named executive officers.  In this regard, the committee has regularly revisited the components of the frameworks set forth in the Safety and Soundness standards and the joint guidance as an effective tool for conducting its own assessment of the balance between risk and reward built into the Company’s compensation programs for named executive officers.  In addition, the committee continues to anticipate final guidance under the Dodd-Frank Act and will be prepared to incorporate into its risk assessment procedures any new guidelines and procedures as may be necessary or appropriate.

Summary Compensation Table

The Company and the Bank share an executive management team.  The members of the executive management team, including the named executive officers, are compensated by the Bank not by the Company.  The compensation packages of the named executive officers are determined and approved by the Executive Committee based on their performance and roles for both the Company and the Bank.

As was described above, the TARP compensation rules have imposed certain limitations and restrictions on the Company’s compensation plans, programs and arrangements.  While complying with the TARP compensation rules, the Executive Committee has tried to maintain compensation plans, programs and arrangements that will aid the Company and the Bank in attracting and retaining individuals whose abilities, experience and judgment can contribute to the continued progress of the Company and the Bank.  The following table sets forth the compensation awarded to, earned by, or paid by us and our subsidiaries to our named executive officers during 2011 and 2010.

							Nonqualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
		($)(1)	($)	($)	($)	($)	($)	($)	($)

Scot G. Thompson(2)	2011	$146,252	–	–	–	–	–	$ 10,357	$156,609
Principal Executive Officer and President and a director of the Bank

William A. Weiland	2011	$139,243	$250	–	–	–	–	$ 7,802	$147,295
Secretary and Treasurer	2010	$136,500	–	–	–	–	–	$ 7,538	$144,038
of the Company and
Executive Vice
President of the Bank

Robert E. Taubenheim(2)	2011	$115,482	–	–	–	–	–	$ 13,605	$129,087
Chief Credit Officer

James F. Warsaw(3)	2011	$215,846	–	–	–	–	–	$ 25,182	$241,028
President, CEO, and	2010	$230,000	–	–	–	–	–	$ 15,616	$245,616
a director of the
Company and the Bank

(1) Includes compensation deferred by officers under the Company’s 401(k) plan.

(2) Compensation data for 2010 is not presented for Mr. Thompson and Mr. Taubenheim as they did not serve as executive officers of the Company at that time.

(3) Mr. Warsaw served as the Company’s Chief Executive Officer until his resignation on December 1, 2011.

Employment Agreements.  All named executive officers of the Company are at-will employees of the Company and the Bank.  None of our named executive officers is a party to an employment agreement with the Company or the Bank.

Outstanding Equity Awards at Fiscal Year-End 2011

The following table provides information for each of our named executive officers regarding outstanding stock options held by the officers as of December 31, 2011.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Robert E. Taubenheim(1)	1,500	1,500	$9.25	11/30/19
		–

Scot G. Thompson	3,000	–	$21.50	01/31/18

William A. Weiland	3,000	–	$21.50	01/31/18
	3,829	–	$36.00	01/31/16
	319	–	$33.70	01/16/15
	375	–	$29.25	01/02/14
	411	–	$28.13	01/02/13
	379	–	$26.63	01/02/12

(1)

Of Mr. Taubenheim’s remaining unvested options, 750 options will vest on each of November 30, 2012 and 2013.

Retirement Plans

The Company sponsors a defined contribution plan referred to as the Profit Sharing and 401(k) Plan, covering substantially all full-time employees in accordance with applicable requirements of the Internal Revenue Code of 1986, as amended.  The plan consists of a fixed contribution and a discretionary matching contribution by the Company.  In 2011 and 2010, the Company made the fixed contribution of 1% of eligible employees’ annual pay and matched 100% of the first 2% of employees’ deferrals and 50% on the next 4% of employees’ deferrals to the plan up to 4% matching contribution.

Termination and Change in Control Payments

The Company maintains certain arrangements that will provide payments to officers named in the Summary Compensation Table at, following, or in connection with their termination of employment or a change in control of the Company as follows:

Option Grants.  The Company’s 1999 Stock Option Plan provides that in the event of a “change in control” (as defined in the plan), all options become immediately vested and exercisable.  In addition, each optionee may elect, within 60 days following the change in control, to surrender the option for an immediate lump sum cash payment equal to the product of (1) the number of shares subject to the option as to which the election is being exercised, multiplied by (2) the excess (if any) of (A) the greater of the change in control price or the highest fair market value of the Company’s stock on any day in the 60-day period ending on the date of the change in control and (B) the exercise price of the option.  Payments are to be made by the Company within five business days after the Company receives an employee’s election to receive the lump sum value provided.  If a change in control transaction were to occur currently, the acceleration of vesting may be precluded under existing TARP rules or other applicable regulatory guidance.

Director Compensation

The following table presents the compensation of our nonemployee directors for 2011.  A description of our director compensation policy and plans follows the table.

	Fees Earned			Non-Equity	Nonqualified Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
	($)(1)	($)	($)	($)	($)	($)	($)(2)

Christopher J. Ghidorzi	$18,400	–	–	–	–	–	$18,400
Dr. Kim A. Gowey	$33,850	–	–	–	–	–	$33,850
James P. Hager	$20,400	–	–	–	–	–	$20,400
Brian B. Hallgren	$16,550	–	–	–	–	–	$16,550
James F. Melvin	$ 9,325	–	–	–	–	–	$ 9,325
Kurt D. Mertens	$21,000	–	–	–	–	–	$21,000
Sidney C. Sczygelski	$ 1,325	–	–	–	–	–	$ 1,325

(1) The amounts shown include directors’ annual retainers and meeting fees, which were capable of being voluntarily deferred under the 2005 Directors Deferred Compensation Plan.  In the aggregate, directors deferred $71,825 of retainers and fees in 2011.

(2) All figures presented represent aggregate amounts paid for service on the Boards of both the Company and the Bank.  Compensation is not allocated between service on the Boards, and all directors are members of both Boards.

Retainer and Fees.  All nonemployee directors were compensated in accordance with the following schedule:

Company		Bank

Annual Retainer		Annual Retainer
Directors	$175	Directors	$300
Chairman	$350	Chairman	$650

Meeting Fees		Meeting Fees
Board	$350	Board	$350
Committee	$250	Loan Committee	$300
		Other Committees	$250
		All-day Meeting	$500

Directors Deferred Compensation Plans.  Each nonemployee director’s annual retainer fee for the years 2005 through 2010 was automatically deferred and credited to the director’s stock equivalent account under the 2011 Directors Deferred Compensation Plan, which was previously known as the 2005 Directors Deferred Compensation Plan.  Beginning with the annual retainer for 2011, directors could elect whether or not to defer annual retainer fees into a stock equivalent account or a cash account.  Fees paid prior to 2005 were deferred and held under the Directors Deferred Compensation Plan.  Directors may also elect to defer Company and/or Bank meeting or committee fees and other director compensation into a stock equivalent account or a cash account.

A director may elect to have his deferred retainer and fees credited to a cash account or a stock account.  Prior to 2011, the deferred cash account was credited with earnings at a rate equal to the Company’s return on equity less 400 basis points.  Beginning in 2011, deferred fees credited to the cash account are credited with interest each fiscal year at a rate equal to 400 basis points less than our return on equity for the preceding fiscal year, provided that there will be a minimum rate of return equal to the rate of interest paid by the Bank on its four-year certificates of deposit as of the last day of the applicable fiscal year.  The interest rate earned on deferred cash balances in 2011 was 1.95%.

The deferred stock account reflects a number of stock equivalent units determined by dividing the amount of the deferral by the per share fair market value of the Company’s stock on the date of deferral.  The Company also credits additional amounts representing dividends on Company common stock to the deferred stock account.  No actual stock is made available to the directors under the plan.  The value of stock equivalent units is determined based on the closing bid price for the Company’s common stock as quoted on the OTC Bulletin Board on the date payment of retainers, meeting fees, or hypothetical dividends are due.  The value of the stock equivalent units in the Directors’ accounts is adjusted quarterly to reflect the change in the value of the Company’s common stock.

Accounts become payable after a director’s termination of service, and may be paid in a lump sum or in annual installments over a period not to exceed five years.  Amounts payable in installments are credited with interest at an annual rate equal to the prime rate as published by The Wall Street Journal.  The timing and form of payments are elected by each director.  In the event a director’s service terminates because of a “change in control” (as defined in the plan) of the Company, payment of all deferred amounts will be made in a lump sum.

The liability recorded for the directors’ deferred compensation accounts declined $120,000 from December 31, 2010 to December 31, 2011 predominately as a result of payouts of deferred compensation to former members of the Board.  During 2011, all directors elected to defer all or a portion of their annual retainer and meeting fees otherwise payable to them.

Director Retirement Benefit Policy.  Any director who completes 20 years of service as a director of the Company or the Bank is eligible to receive a retirement benefit equal to the retainer fees that would have been earned by such director during his or her first year of retirement.  Directors who retire with less than 20 years of service receive a prorated retirement benefit (with a minimum of 50%) of the retainer fees paid by the Company and the Bank during their first year of retirement.  Retired directors must remain available for consultation for a one-year period following retirement.

Audit Committee Report and Related Matters

Audit Committee Report

The Audit Committee assists the Board in monitoring the integrity of the Company’s financial statements and the independence and the performance of the Company’s independent registered public accounting firm.  This report summarizes the actions of the Audit Committee with respect to the Company’s financial statements for the last fiscal year.

Management has primary responsibility for the Company’s financial statements and the filing of financial reports with the SEC.  The Committee met periodically with management, internal auditors, and representatives of the Company’s independent registered public accounting firm to review and discuss the Company’s financial statements prior to their issuance.  Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles.  The Committee’s review of the financial statements included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

The Committee received from the Company’s independent registered public accounting firm the written disclosure and the letter relating to the independence of the firm under the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm communications with the Audit Committee concerning independence.  The Audit Committee also discussed with the Company’s independent registered public accounting firm the independence of the firm for the purposes of expressing an opinion on the Company’s financial statements and considered whether the provision of nonaudit services is compatible with maintaining the independence of the firm.

On the basis of its reviews and discussions concerning the financial statements and the independence of the auditor described above, the Audit Committee recommended to the Board that it approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

Audit Committee

Christopher J. Ghidorzi, Chair

Brian B. Hallgren

Sidney C. Sczygelski

Proposal No. 3 – Nonbinding Advisory Resolution to Approve Executive Compensation

The American Recovery and Reinvestment Act of 2009, signed into law on February 17, 2009 (“ARRA”), and the rules and regulations promulgated thereunder, require participants in the TARP Capital Purchase Program, during the period in which any obligation arising from assistance provided under the program remains outstanding, to permit a separate shareholder vote to approve the compensation of the participant’s named executive officers, as disclosed pursuant to the compensation rules of the SEC. This requirement applies to any proxy, consent or authorization for an annual or other meeting of the participant’s shareholders.

The overall objectives of our compensation programs have been to align executive officer compensation with the success of meeting long-term strategic operating and financial goals. Our Board of Directors believes our compensation policies and procedures achieve this objective and therefore recommend shareholders vote “FOR” the proposal.

In accordance with the requirements described above, the following resolution is submitted for shareholder approval:

RESOLVED, that the shareholders of Mid-Wisconsin Financial Services, Inc. approve the compensation of executive officers as described in the “Executive Officer Compensation” section of its proxy statement for the Annual Meeting of Shareholders to be held on April 24, 2012.

As provided in ARRA and the rules enacted by the SEC, the vote by the shareholders is not binding on the Company’s Board and may not be construed as overruling a decision by the Board regarding executive compensation, nor does the vote by shareholders create or imply any additional fiduciary duty on the part of the Company’s Board.  The advisory vote above also does not restrict or limit the ability of shareholders to make proposals for inclusion in the Company’s proxy materials in accordance with SEC rules.  The Company’s Board will take the outcome of this advisory vote into consideration when considering future executive compensation arrangements.

The Board believes that the Company’s compensation procedures and policies achieve their objective of aligning executive compensation with the success of meeting long-term strategic operating and financial goals and coincide with the long-term interests of the Company’s shareholders.  Accordingly, the Company’s Board recommends a vote “FOR” the nonbinding advisory vote to approve executive compensation.

Proposal No. 4 – Ratification of the Appointment of Our Independent Registered Public Accounting Firm

At the annual meeting, shareholders will be asked to ratify the appointment of the firm of Wipfli LLP (“Wipfli”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  Although action by the shareholders in this matter is not required and is not binding, the Board believes it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by the independent registered public accounting firm in maintaining the integrity of our financial controls and reporting.  Wipfli has served as our independent registered public accounting firm since 1990.

Representatives of Wipfli will be present at the annual meeting and will have an opportunity to make a statement or respond to appropriate questions.

The Board recommends a vote “FOR” the approval of the appointment of Wipfli LLP as the Company’s independent registered public accounting firm.  In the event the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board.

Accountant Fees

The following table presents aggregate professional fees paid or accrued to Wipfli as our independent registered public accounting firm during the years ended December 31, 2011 and 2010 in the categories specified.  All services performed received pre-approval by the Audit Committee, and no fees other than those illustrated below were paid to Wipfli during these time periods.

	2011	2010
Audit Fees(1)	$ 97,387	$ 84,500
Audit-Related Fees(2)	6,772	425
Tax Fees(3)	12,600	10,865
All Other Fees(4)	5,843	30,095
Total	$122,602	$125,885

(1)  Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits and review of SEC filings.

(2)  Audit-related fees in 2011 included consultations regarding restructured loans and deferred tax assets and various other miscellaneous consultations.  Audit-related fees in 2010 consisted principally of services relating to accounting and internal control consultation, including consultations related to compliance under Section 404(b) of the Sarbanes-Oxley Act of 2002.

(3)  Tax fees represent professional services related to tax compliance and consultation.

(4)  Included consultation engagements with respect to information technology security in 2011 and strategic and capital planning consulting services in 2010.

Audit Committee Pre-Approval Policy

Audit services, audit-related services, and ongoing tax services for 2011, along with the fees for such services, were approved on a case-by-case basis by the Audit Committee prior to the performance of such services.  In granting approval for a service, the type and scope of service, the fees, whether the service is permitted to be performed by an independent registered public accounting firm, and whether such service is compatible with maintaining the independent registered public accounting firm independence were considered.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 24, 2012

This proxy statement, other proxy materials and the 2011 Annual Report to Shareholders on Form 10-K are available for viewing, printing, and downloading at www.midwisc.com/investor-relations.html.

Annual Report and Financial Statements

A copy of our Annual Report on Form 10-K for the year ended December 31, 2011, which includes our financial statements as of and for the year ended December 31, 2011, accompanies this proxy statement.

Please promptly vote your shares.

For information on how to vote your shares, please refer to the instructions on the enclosed proxy card or review the section titled “Proxies and Voting Procedures—How to Vote Your Shares,” which begins on page 3 of this proxy statement.

MID-WISCONSIN FINANCIAL SERVICES, INC.
ATTN: TAMMY FIESELMAN
132 WEST STATE STREET
MEDFORD, WI 54451

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M42977-P20335 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MID-WISCONSIN FINANCIAL SERVICES, INC.

The Board of Directors recommends you vote FOR the following proposals:

	For	Withhold
1. Election of Class II Director: **Nominee:** Kurt D. Mertens	0	0
2. Election of Class III Director: **Nominee:** Sidney C. Sczygelski	0	0

	For	Against	Abstain
3. Nonbinding, advisory proposal to approve executive compensation.	0	0	0
4. Proposal to approve Wipfli LLP as independent registered public accounting firm.	0	0	0

For address changes and/or comments, please check this box and write them on the back where indicated. 0

Please indicate if you plan to attend this meeting. 0 Yes 0 No

Please sign your name exactly as it appears hereon. When signing as attorney executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M42978-P20335

MID-WISCONSIN FINANCIAL SERVICES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
APRIL 24, 2012 5:00 PM

The shareholder(s) hereby appoint(s) Kim A. Gowey and Brian B. Hallgren, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this Proxy all of the shares of Common Stock of Mid-Wisconsin Financial Services, Inc. that the shareholder(s) is (are) entitled to vote at the Annual Meeting of Shareholders to be held at 5:00 P.M., local time, on April 24, 2012, at the Simek Recreational Center, 1037 West Broadway Avenue, Medford, Wisconsin and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE OR OTHERWISE VOTE THE SHARES AS INSTRUCTED ON THE REVERSE SIDE OF THIS PROXY.

Address Changes/Comments: ______________________________

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side